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                                   EXHIBIT 3.1

                          ARTICLES OF INCORPORATION OF

                  ASIAN-INTER AMERICAN DEVELOPMENT CORPORATION

                             DATED OCTOBER 20, 1992


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                                                        FILING FEE: $125.00 K.K.
                                                                RECEIPT #C 61195
                                                ASIAN-INTER AMERICAN DEVELOPMENT
                                                  1700 EAST DESERT INN ROAD #100
                                                         LAS VEGAS, NEVADA 89109


                            ARTICLES OF INCORPORATION

                                       of

                  ASIAN-INTER AMERICAN DEVELOPMENT CORPORATION


11412-92

Know all men by these present;

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of the Nevada Revised Statutes 78.010. to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

1.       The name of this corporation is:

                           Asian-Inter American Development Corporation

2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3.       The nature of the business is to engage in any lawful activity.

4. The Capital Stock shall consist of 2,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be no more than five. The Directors of this corporation need not be stockholders. The first Board of Directors is: Raymond Girard, 1700 E. Desert Inn Rd., Suite 100, Las Vegas, NV 89109.

6.       This corporation shall have perpetual existence.

7. This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

8. The resident agent of this Corporation shall be Raymond Girard, 1700 E. Desert Inn Rd., Suite 100, Las Vegas, NV 89109.

9. The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

10. No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director of officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

11.      Except to the extent limited or denied by Nevada Revised Statutes
         78.265 Shareholders have a preemptive right to acquire

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         unissued shares, treasury shares or securities convertible into such shares, of this corporation.

I, the undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 19TH day of OCTOBER, 1992.

     /s/ RAYMOND GIRARD
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                                                       Raymond Girard
                                             1700 E. Desert Inn Rd., Suite 100
                                                     Las Vegas, NV 89109


State of NEVADA)
               )ss.
County of CLARK)

On OCTOBER 19, 1992, personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she executed the instrument.


                                                             /s/ KELLEY JONES
                                                             ----------------


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